Exhibit 10.23(h)

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made January 17, 2006 by and between Valassis Communications, Inc. (the “Corporation”) and William F. Hogg, Jr. (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of March 18, 1992, as amended on December 22, 1995, January 20, 1997, December 23, 1998 and January 5, 2001, January 11, 2002, July 8, 2002, January 13, 2004 and January 10, 2005 (the “Employment Agreement”); and

WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to extend the term of employment under the Employment Agreement.

1. Section 1(b) of the Employment Agreement shall be amended to read in its entirety as follows:

“The Employment Period shall commence as of March 18, 1992 (the “Effective Date”) and shall continue until the close of business on March 30, 2008.

2. All other terms of the Employment Agreement shall remain in full force and effect.

3. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Barry P. Hoffman
Name:	Barry P. Hoffman
Title:	Executive Vice President and General Counsel

/s/ William F. Hogg, Jr.
William F. Hogg, Jr.